UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 21, 2009
The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Sylvan Way
Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
T. Scott Johnson resigned as a director of The Medicines Company (the “Company”) effective July 21, 2009. Dr. Johnson resigned from the board of directors to devote his efforts to his new full-time role as Vice President, New Business Ventures & Chief Medical Advisor of the Company. On July23, 2009, the Company issued a press release regarding Dr. Johnson, a copy of which is attached hereto as Exhibit 99.1.
Dr. Johnson had also served as a member of the Company’s Audit Committee prior to his commencement of employment with the Company. The Company’s board of directors appointed William Crouse, a current member of the board of directors, to fill the vacancy on the Audit Committee created by Dr. Johnson’s departure.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

99.1	Press release dated July 23, 2009 entitled “The Medicines Company Appoints T. Scott Johnson as Vice President, New Business Ventures & Chief Medical Advisor”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: July 27, 2009	By:	/s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 23, 2009 entitled “The Medicines Company Appoints T. Scott Johnson as Vice President, New Business Ventures & Chief Medical Advisor”